Execution Counterpart
                                                               Carrington Pointe




                           PURCHASE AND SALE AGREEMENT



         AGREEMENT dated as of October 4, 1995 between LIBERTY CARRINGTON POINTE LIMITED PARTNERSHIP, a Massachusetts corporation ("Seller"), with an address of c/o Liberty Real Estate Corporation, One Financial Center, 23rd Floor, Boston, Massachusetts 02111, Attention: Robert G. Noonan, Telecopier No. 617-772-7300 and INTEGRATED MANAGEMENT - CARRINGTON POINTE, INC., a Delaware corporation ("Buyer"), with an address of 10065 Red Run Boulevard, Owings Mills, Maryland 21117, Attention: Brian K. Davidson, Telecopier No. 410-998-8708.

         In consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:

                                    SECTION 1
                                    ---------
                      SALE OF PROPERTY AND ACCEPTABLE TITLE
                      -------------------------------------
         1.01 Agreement to Buy and to Sell; Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement the following:

                  (a)  that   certain   tract  or  parcel  of  land   containing
approximately 5.31 acres located at 1715 E. Alluvial Avenue, Fresno, California, more particularly described in Schedule A attached hereto (the "Land");

                  (b) the 172 unit congregate care facility, commonly known as Carrington Pointe, which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the "Improvements");

                  (c) all right, title and interest of Seller in and to any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof;

                  (d) the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Land and the Improvements, as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a), (b) and/or (c);

                  (e) the personal property listed in Schedule B attached hereto owned by Seller and located on or in or used solely in connection with the Land and Improvements (collectively, the "Personal Property");

                  (f) all inventories of supplies, drugs, food and other disposables and consumables owned by Seller and located on or in or used solely in connection with the Land and Improvements (the "Inventory Property"); and

                  (g) all of Seller's interest in any intangible property now or hereafter, owned by Seller and used solely in connection with the Land, Improvements and Personal Property, including without limitation the right to use any trade style or name now used in connection with the same, any contract rights, escrow or security deposits, utility agreements or other rights related to the ownership of or use and operation of the Property, as hereinafter defined (the "Intangible Property").

        All of the items described in subparagraphs (a), (b), (c), (d), (e), (f) and (g) above are collectively the "Property".

         1.02 Title. Seller shall convey to Buyer by special warranty deed (the "Deed"), and Buyer shall accept the fee simple title to the Property in accordance with the terms of this Agreement, and Buyer's obligation to accept said title shall be conditioned upon Buyer then being conveyed good and clear record and marketable fee simple title to the Property, subject only to the Permitted Exceptions (as hereinafter defined).

                  (a) Within thirty (30) days from the date of this Agreement, Buyer shall obtain a Commitment For Title Insurance for an ALTA Owner's Form B Title Insurance Policy (the "Title Policy") prepared by Lawyers Title Insurance Corporation (the "Title Insurer") and legible copies of all instruments and plans mentioned therein as exceptions to title (all of such items are hereinafter collectively referred to as the "Commitment"). The Commitment shall be in the amount of the Purchase Price (as defined in Section 2.01 hereof). Should such Commitment contain any title exceptions which are not acceptable to Buyer, in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period (as defined in Section 16.01), notify Seller if any such exceptions are unacceptable. If Buyer fails to so notify Seller of any unacceptable exceptions as described above, the exceptions set forth in Schedule B of the Commitment shall be deemed accepted by Buyer and included as the "Permitted Exceptions". If any exceptions are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as above provided, Seller, in Seller's sole discretion, shall have thirty (30) days from the date Seller receives notice of such unacceptable exceptions to remove or cure such exceptions and the date of Closing shall be extended, if necessary. Seller shall be deemed to have refused to cure any unacceptable exceptions, which Seller may so do in its sole discretion, unless Seller, within ten (10) days after receipt of notice from Buyer, shall notify Buyer in writing that Seller will attempt to cure such unacceptable exceptions. If Seller fails or refuses to cure said unacceptable exceptions within the time period above provided, Buyer may (i) terminate this Agreement and the Deposit shall be returned to Buyer, or (ii) waive such exceptions and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.

         Simultaneously with the delivery of the Deed, Seller shall enter into, and deliver to Buyer a special warranty bill of sale and instrument of transfer and assignment (the "General Instrument"), in form and substance reasonably satisfactory to Seller's and Buyer's counsel, assigning and transferring all of the Seller's right, title and interest in and to all of the Personal Property, Inventory Property and Intangible Property.

         1.03 Survey. Within seven (7) days from the date of this Agreement, Seller will provide Buyer with the most recent as-built survey of the Property in Seller's possession. Buyer, at Buyer's cost, may obtain an as-built survey (the "Survey") of the Land and the Improvements by a registered land surveyor acceptable to Buyer.

         Should such Survey contain any encumbrances, encroachments or other survey defects (collectively "survey matters") which are not acceptable to Buyer in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period (as defined in Section 16.01), notify Seller if any such survey matters are unacceptable. If Buyer fails to so notify Seller of the unacceptable survey matters as described above, the Survey shall be deemed accepted by Buyer. If any survey matters are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as above provided, Seller, in Seller's sole discretion, shall have thirty (30) days from the date Seller receives notice of such unacceptable survey matters to cure such survey matters and the date of Closing shall be extended, if necessary. Seller shall be deemed to have refused to cure any unacceptable survey matters, which Seller may so do in its sole discretion, unless Seller, within ten (10) days after receipt of notice from Buyer, shall notify Buyer in writing that Seller will attempt to cure such unacceptable survey matters. If Seller fails or refuses to cure said unacceptable survey matters within the time period provided, Buyer may (i) terminate this Agreement and the Deposit shall be returned to Buyer, or (ii) waive such survey matters and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.


                                    SECTION 2
                                    ---------


                        PURCHASE PRICE, ACCEPTABLE FUNDS,
                          DEPOSIT AND ESCROW OF DEPOSIT
                          -----------------------------

        2.01 Purchase Price. The purchase price ("Purchase Price") to be paid by Buyer to Seller for the Property is Twelve Million Three Hundred Thousand Dollars ($12,300,000.00) subject to the prorations and adjustments as hereinafter provided in this Agreement.

        2.02 Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer.

        2.03 Payment of Purchase Price. The Purchase Price, subject to prorations and adjustments, shall be paid as follows:

                      (a)    One   Hundred    Twenty-Three    Thousand   Dollars
($123,000.00) have been paid as a deposit this day (the "Initial Deposit"); and

                      (b)    One   Hundred    Twenty-Three    Thousand   Dollars
($123,000.00) shall be paid as an additional deposit on or before the expiration of the Inspection Period (the "Additional Deposit"); and

                      (c) The balance of the Purchase Price shall be paid at the time of delivery of the Deed by wire transfer in accordance with wiring instructions to be provided by Seller at least two (2) days prior to Closing.

        2.04 Deposit; Escrow Agent. The Initial Deposit shall be delivered by Buyer to Lawyers Title Insurance Corporation - Boston Office - National Division (the "Escrow Agent") simultaneously with the complete execution of this Agreement. In the event Buyer does not elect to terminate this Agreement pursuant to Section 16.02 hereof, the Additional Deposit shall be delivered by Buyer to the Escrow Agent on or before the expiration of the Inspection Period. (The Initial Deposit and the Additional Deposit, together with interest accrued thereon, are collectively referred to herein as the "Deposit"). Upon receipt from Buyer of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or money market fund agreeable to Buyer. Buyer's federal taxpayer identification number is 77-0253110. All interest on the Deposit shall accrue to the Buyer, except as otherwise provided in Section 12.03 hereof. At the Closing, Escrow Agent shall release the Deposit to Seller, which Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller. Escrow Agent shall agree to hold and dispose of the Deposit in accordance with the terms and provisions of this Agreement.

         If the Buyer's conditions to Closing set forth in Sections 16.01(a), 16.01(b), 16.01(c) or 16.01(d) have not been satisfied and Buyer elects to terminate this Agreement pursuant to the terms thereof, Escrow Agent shall return the Deposit to Buyer. If the Buyer's conditions to Closing set forth in Sections 16.01(a), 16.01(b), 16.01(c) and 16.01(d) have been satisfied or deemed waived by Buyer pursuant to the terms thereof and Buyer fails to perform Buyer's obligations hereunder at Closing, Seller shall be entitled to terminate this Agreement by written notice to Buyer whereupon Escrow Agent shall release the Deposit to Seller and Seller shall be entitled to retain the Deposit as liquidated damages pursuant to Section 12.03.

         2.05 Escrow Provisions. Escrow Agent hereby acknowledges receipt by Escrow Agent of the Deposit paid by Buyer to be applied on the Purchase Price of the Property under the terms hereof. Escrow Agent agrees to hold, keep and deliver said Deposit and all other sums delivered to it pursuant hereto in accordance with the terms and provisions of this Agreement. Escrow Agent shall not be entitled to any fees or compensation for its services hereunder. Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this agreement Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent. In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand from either Buyer or Seller in accordance with the provisions hereinafter. Upon receipt by Escrow Agent from either Buyer or Seller (the "Notifying Party") of any notice or request (the "Escrow Demand") to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the "Notified Party"). If within five (5) days after the giving of such-notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above. Further Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent's obligations hereunder shall terminate.

         Seller and Buyer jointly and severally agree to indemnify and hold harmless said Escrow Agent from any and all costs, damages and expenses, including reasonable attorneys' fees, that said Escrow Agent may incur in its compliance of and in good faith with the terms of this agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of the Escrow Agent.

                                    SECTION 3
                                    ---------
                                   THE CLOSING
                                   -----------


           3.01 Closing. Except as otherwise provided in this Agreement, the delivery of all documents necessary for the closing of this transaction pursuant to this Agreement (the "Closing") shall take place in the offices of Hunton & Williams, 200 Park Avenue, 43rd Floor, New York, New York 10166 or such other place as Seller and Buyer shall mutually agree, at 10:00 A.M. local time on December 15, 1995; provided, however, such date shall automatically be extended to the date that health law counsel to the Buyer determines to be necessary for a license to be granted to Buyer pursuant to
Section 16.01(b) hereof, but in any event not later than December 28, 1995. It is agreed that time is of the essence of this Agreement.


                                    SECTION 4
                                    ---------

                         SELLER'S PRE-CLOSING DELIVERIES
                         -------------------------------

         Seller shall furnish to Buyer for inspection and approval by Buyer the following:

         4.01 Leases. Seller shall provide Buyer with access on-site to the originals of all leases and related lease files.

         4.02 Permits. Copies of all certificates of occupancy (if any), and other permits and licenses (if any) required for the occupancy and operation of the Property.

         4.03 Taxes. A copy of 1994 and 1995 (if available) real estate and personal property tax statements for the Property.

         4.04 Current Rent Roll. A list of the current rents now being collected on each of the apartment units in the Improvements which includes: apartment number, unit type, unit status, tenant name, commencement and termination dates, market rent, lease rent, deposits and details of any concessions.

         4.05 Service Contracts. Copies of all service, maintenance, supply and management contracts affecting the use, ownership, maintenance and/or operation of the Property.

         4.06 Utility Bills. Copies of all utility bills (gas, electric, water and sewer) relating to the Property for the immediately prior 12 month period.

         4.07 Inventory Property. A list of all Inventory Property located on and used solely in connection with the operation of the Property.

         4.08 Appraisals. Copies of all existing appraisals in respect of the Property.

         4.09 Environmental Reports. Copies of all existing environmental reports in respect of the Property.

                                    SECTION 5
                                    ---------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller represents and warrants to Buyer as of the date hereof as follows:

         5.01 Ownership. Seller has good and marketable title to the Property, including the Inventory Property and the Personal Property.

         5.02 Leases. As of the date of the Agreement there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the Improvements other than the leases (the "Leases") described in, Schedule C attached hereto (the "Rent Roll"). The Rent Roll is true, accurate and complete as of the date hereof. Except as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

                  (a) the Leases are in full force and effect and none of them has been modified, amended or extended;

                  (b) Seller has neither sent written notice to any tenant of the Property, nor received any notice from any such tenant, claiming that such tenant, or Seller, as the case may be, is in default, which default remains uncured other than as shown on Schedule C attached hereto;

                  (c) to the best knowledge of Seller, no action or proceeding instituted against Seller by any tenant of any unit in the Property is presently pending;

                  (d) there are no security deposits or other deposits other than those set forth in the Rent Roll;

                  (e) no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Property other than as shown on the Rent Roll; and

                  (f) no leasing commission shall be due for any period subsequent to the Closing other than for Tenants who have executed a lease prior to Closing but do not move in until after the Closing, which commissions shall be paid by Buyer.

         5.03 Service and Management Contracts. Schedule D attached hereto lists all services, maintenance, supply and management contracts (collectively, "Service Contracts") affecting the operation of the Property. Except as set forth on Schedule D, each of the Service Contracts is in full force and effect, has not been modified or amended and may be assigned to Buyer pursuant to the Assignment of Service Contracts.

         5.04 Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. Except as set forth in this Agreement, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

         5.05 No Actions. There are no pending, or to Seller's knowledge, threatened litigation, legal actions or proceedings against or relating to Seller or the ownership of the Property or the ability of Seller to perform its obligations under this Agreement.

         5.06 No Violation Notice. Seller has not received written notice:

                  (a) from any federal, state, county or municipal authority alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Property or any part thereof, which has not been entirely corrected;

                  (b) concerning the possible or anticipated condemnation of any part of the Property, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Property or any part thereof;

                  (c) from any insurance company or bonding company of any defects or inadequacies in the Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond; or

                  (d) concerning any change in the zoning classification of the Property or any part thereof.

         5.07 No Employment Contracts, Unions, Pension Plans. Seller has not entered into any employment contracts or labor union contracts and has not established any retirement, pension or profit sharing plans relating to the operation or maintenance of the Property which shall survive the Closing or for which Buyer shall have any liability or obligation.

         5.08 Seller's Authority. (i) Seller is duly formed and validly existing under the laws of the Commonwealth of Massachusetts with full power and authority  to carry on its  business;  (ii)  Seller  has the  right,  power  and authority to enter into and perform all of the agreements and covenants contained in this Agreement, and any other documents and instruments relating hereto or thereto; (iii) this Agreement, the Deed, the General Assignment and the other documents to be executed and delivered by Seller at Closing, upon execution and delivery will have been duly and validly authorized by Seller and will be valid and binding obligations of the Seller, enforceable in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied; and (iv) the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder do not and will not constitute a default under, or conflict with or violate, any provision of the Partnership Agreement pursuant to which Seller was formed or any other agreement by which Seller is bound.

         5.09 Liens. Seller agrees to keep the Property free from mechanics' and materialmen's liens prior to Closing.

         5.10 Environmental Compliance. Seller has no actual knowledge, and has not received written notice from any governmental authority (a) that the Property is in violation of any Environmental Law and (b) of any pending or threatened claims involving the Property. Except as set forth in Schedule 5.10 hereto, to Seller's actual knowledge, neither the Property nor Seller is the subject of any administrative or judicial action or proceeding pursuant to any Environmental Laws in connection with the Property. Promptly upon learning thereof, at or following the date hereof and the Closing, Seller shall provide written notice to Buyer of any written notification of (i) the assertion of any claim or any threatened claim relating to the Property under any Environmental Law or (ii) the assertion of any claim of noncompliance with or violation of any Environmental Law. "Hazardous Materials", as used herein, shall mean collectively, (a) any petroleum or petroleum product, explosive, radioactive material, radon gas, asbestos, urea formaldehyde foam insulation, and PCBs and
(b) materials which are now or hereafter become defined as "hazardous substances", "hazardous wastes", "extremely hazardous substances", "hazardous materials", "restricted hazardous wastes", "toxic chemicals", "pollutants", "toxic pollutants", "hazardous air pollutants", "air contaminants", "hazardous chemicals", or words of similar import under any applicable Environmental Laws. "Environmental Laws", as used herein, shall mean all federal, state, and local laws, statutes, ordinances, regulations, policies, rules, directives, guidelines, permits, licenses, criteria and rules of common law now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, and wildlife, aquatic species and vegetation), including, without limitation, relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Insecticide, Fungicide, and Rodenticide Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the occupational Safety and Health Act, and the Safe Drinking Water Act, and as the same may be amended, modified and supplemented, the regulations promulgated pursuant thereto, and their state and local counterparts or equivalents.

         Any reference in this Section 5 to Seller's knowledge or notice of any matter, shall only mean such knowledge or notice that is actually known by or has actually been received by Robert G. Noonan or Mark J. Winkeller, the authorized agents of Seller. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees, other than Robert G. Noonan or Mark J. Winkeller, shall not be imputed to Seller.


                                    SECTION 6
                                    ---------

                                 AS-IS CONDITION
                                 ---------------

         6.01 As-Is. Buyer acknowledges and agrees that it will be purchasing the Property based solely upon its inspection and investigations of the Property and that Buyer will be purchasing the Property "AS IS" and "WITH ALL FAULTS" based upon the condition of the Property as of --the date of this Agreement, subject to reasonable-wear and tear from the date of this Agreement until the Closing. Without limiting the foregoing, Buyer acknowledges that, except as may otherwise be specifically set forth in Section 5 hereof, neither Seller nor its consultants or agent have made any other representations or warranties of any kind upon which Buyer is relying as to any matters concerning the Property, including, but not limited to, the condition of the Land or any Improvements, the existence or nonexistence of asbestos, toxic water or any hazardous material, the tenants of the Property or the leases affecting the Property, economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning, environmental or building laws, rules or regulations affecting the Property.

         6.02 No Financial Representation. Seller has provided to Buyer certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Buyer hereby acknowledge that such information has been provided to Buyer and Buyer's request solely as illustrative material. Seller makes no representation or warranty that such material is complete or accurate or that Buyer will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Buyer that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Buyer may be able to attain. Buyer acknowledges that it is a sophisticated and experienced purchaser of health-care related real estate and further that Buyer has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller from any liability with respect to such historical information.

                                    SECTION 7
                                    ---------
                                    INSURANCE
                                    ---------
         7.01 Maintenance of Insurance. Until the Closing, Seller shall maintain its present insurance on the Property which insurance in respect of fire and casualty shall be covered by a standard All-Risk Policy in the amounts as currently insured. Subject to the provisions of Section 7.02, the risk of loss in and to the Property shall remain vested in Seller until the Closing. Buyer will obtain its own insurance on the Property at Closing.

         7.02 Casualty or Condemnation. If prior to the Closing, the Improvements or any material portion thereof (having a replacement cost equal to or in excess of $100,000.00) are damaged or destroyed by fire or casualty, or any part of the Property is taken by eminent domain by any governmental entity, then Buyer or

Seller shall have the option, exercisable by written notice given to the other party at or prior to the Closing, to terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination. If neither Buyer nor Seller elects to terminate this Agreement or if such damage or destruction or taking has a replacement cost or is in an amount of less than $100,000.00, Buyer shall proceed with the purchase of the Property without reduction or offset of the Purchase Price, and in such case, unless Seller shall have previously restored the Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer all amounts received or due from, and all claims against, any insurance company or governmental entity as a result of such destruction or taking.


                                    SECTION 8
                                    ---------

                      SELLER'S OBLIGATIONS PRIOR TO CLOSING
                      -------------------------------------


         Seller  covenants  that  between  the  date of this  Agreement  and the
Closing:

         8.01 No Lease Amendments. Seller shall not, without Buyer's prior written consent (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is for a period of no more than one year and the rent shall be not less than the amount of the market rent noted on the Rent Roll for the respective apartment; or (b) enter into, amend, renew or extend any Lease for an apartment unit with an existing tenant unless the lease is for a period of not more than one year and that the rent for the amended, renewal or extension term shall not be less than the amount of rent noted on the Rent Roll, for the respective apartment; or (c) terminate any Lease except by reason of a default by the tenant thereunder or by reason of the provisions contained in the Lease.

         8.02 Continuation of Service Contracts. Seller shall not modify or amend any Service Contract or enter into any new service contract for the Property, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed provided the same is terminable without penalty by the then owner of the Property upon not more than thirty (30) days' notice.

         8.03 Replacement of Personal Property. No personal property included as part of the Property shall be removed from the

Property unless the same is replaced with similar items of at least equal quality prior to the Closing.

         8.04 Tax Procedure. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer. Real estate tax refunds and credits received after the Closing which are attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Buyer, after deducting the expenses of collection thereof, based upon the relative time periods each owns the Property, which obligation shall survive the Closing.

         8.05 Access. Seller shall allow Buyer or Buyer's representatives access to the Property, the Leases and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times.


                                    SECTION 9
                                    ---------

                          SELLER'S CLOSING OBLIGATIONS
                          ----------------------------

         9.01 Closing, Deliveries and Obligations. At the Closing, Seller shall deliver the following to Buyer:

                  (a) Deed. The Deed and the General Instrument of transfer, in form reasonably satisfactory to Buyer's and Seller's counsel, duly executed and acknowledged, which together convey the Property to Buyer, subject only to Permitted Exceptions.

                  (b) Assignment of Leases and Security Deposits.  An assignment
and  assumption  of  the  Leases  and  Security   Deposits  in  form  reasonably
satisfactory to Buyer's and Seller's counsel.

                  (c) Lease Records. Original copies of all Leases, and related documents in the possession or under the control of Seller. Such records shall include a schedule of all cash security deposits and a check or credit to Buyer in the amount of such security deposits held by Seller at the Closing under the Leases together with appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash and a schedule updating the Rent Roll and setting forth all arrears in rents and all prepayments of rents.

                  (d) Permits. Seller shall deliver, to the extent in the possession of Seller: original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental authorities having jurisdiction, except that photocopies may be substituted if the originals are posted at the Property.

                  (e) Service Contracts. An assignment and assumption of Service Contracts together with, all Service Contracts in Seller's possession or control which are in effect at the Closing.

                  (f) Title Affidavits. Such affidavits (without indemnity) as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions for (i) parties in possession other than under the rights to possession granted under the Leases; and (ii) mechanics' liens.

                  (g) Files. Seller shall make all of its files and records relating to the Property available to Buyer at the Property upon reasonable prior notice for copying, which obligation shall survive the Closing.

                  (h) Notices of Sales. Sufficient letters, executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

                  (i) Title Policy. The Title Policy required by Section 1.02.

                  (j) Non-Foreiqn Affidavit. Seller shall execute and deliver to Buyer and Buyer's counsel, at Closing such evidence as may be reasonably required by Buyer to show compliance by Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended.

                  (k)  Opinion of  Seller's  Counsel.  An  opinion  of  Seller's counsel, in form and substance reasonably satisfactory to Buyer, substantiating that: (i) Seller is duly formed and validly existing under the laws of the Commonwealth of Massachusetts with full power and authority to carry on its business; (ii) Seller has the right, power and authority to enter into and perform all of the agreements and covenants contained in this Agreement, and any other documents and instruments relating hereto or thereto; (iii) this Agreement, the Deed, the General Assignment and the other documents to be executed and delivered by Seller at Closing, upon execution and delivery will have been duly and validly authorized by Seller; and (iv) the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder do not and will not constitute a default under, or conflict with or violate, any provision of the

Partnership  Agreement  pursuant  to  which   Seller  was  formed  or any  other
agreement by which Seller is bound.

                  (1) Seller's Certificate. A Certificate by an authorized representative of Seller as to the validity of the representations of Seller described in Section 5 hereof as of the date of the Closing.

         9.02 Seller's Expenses. Seller shall pay its own counsel fees, all transfer taxes and documentary stamps, one-half of all escrow and recording fees, and all other closing costs which are customarily paid by sellers in transactions of this nature in Fresno, California.


                                   SECTION 10
                                   ----------
                           BUYER'S CLOSING OBLIGATIONS
                           ---------------------------

         At the Closing, Buyer shall:


         10.01 Payment of Purchase Price. Deliver to Seller the Purchase Price, as adjusted for (i) apportionments under Section 11, and (ii) any adjustments thereto required pursuant to the express provisions this Agreement.

         10.02 Indemnity. Deliver to Seller assumption agreements signed by Buyer with respect to the performance by Buyer of the landlord's obligations under the Leases, Security Deposits and the Service Contracts assumed by Buyer, in each case in respect of the period from and after the Closing.

         10.03 Recording Deed. Cause the Deed to be recorded.

         10.04 Management Agreement. The Amended and Restated Management Agreement dated as of May 24, 1990 (the "Management Agreement") by and between Liberty Real Estate Corporation ("Liberty") and Integrated Management - Carrington Pointe, Inc. ("Buyer") shall be terminated; Seller shall pay all management fees due and payable under the Management Agreement through Closing; all termination fees due under the Management Agreement shall be waived; and the parties shall execute mutual releases releasing the parties from any further obligations under the Management Agreement.

         10.05 Other Documents. Deliver any other documents required by this Agreement to be delivered by Buyer.

         10.06 Buyer's Expenses. Pay its own counsel fees and all Survey costs, all Title Insurance costs, one-half of all escrow and recording fees, and all other closing costs which are customarily paid by buyers in transactions of this nature in Fresno, California.

                                   SECTION 11
                                   ----------
                APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE
                ------------------------------------------------

         11.01 Apportionments. The following apportionments shall be made between the parties at the Closing as of the close of the business day prior to the Closing:

                  (a) prepaid and collected rent;

                  (b) security deposits;

                  (c) the parties agree that all current employees of the Property are the Buyer's employees, in its capacity as Manager under the Management Agreement, accordingly there shall be no adjustment with respect to wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed at the Property;

                  (d) real estate and personal property taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Property, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing on a per diem basis, when the next reading is available;

                  (e)  charges  or  prepayments   under   transferable   Service
Contracts; provided, however, Seller shall be responsible for all termination fees for Service Contracts not able to be assumed by Buyer.

                  (f) all other income and expenses relating to the Property.

         If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected, which obligation shall survive the Closing.

         11. 02 Application of Rent Payments. If any tenant is in arrears in the payment of rent at the Closing, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to the month in which the Closing occurred, (b) then to the period prior to the month in which the Closing occurred, and (c) then to any month or months following the month in which the Closing occurred. If rents or any portion thereof received by Seller or Buyer after the Closing are payable to the other party by reason of this allocation, the appropriate sum shall be paid to the other party within thirty (30) days from the receipt thereof, which obligation shall survive the Closing.


                                   SECTION 12
                                   ----------

                               FAILURE TO PERFORM
                               ------------------

         12.01 Buyer's Election. If Seller is unable to give title or to make conveyance, or to satisfy all of Seller's obligations as set forth in this Agreement, Buyer shall have the right to elect, in its sole discretion, at the Closing, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such title for such price.

         12.02 Seller's Default. If at the Closing, Seller is unable to give title or to make conveyance, or to satisfy all of Seller's obligations as set forth in this Agreement, and Buyer does not elect to take title as provided in
Section 12.01, Seller shall be in default under this Agreement and all Deposits made hereunder shall be forthwith returned to Buyer. In addition to the foregoing, if Buyer desires to purchase the Property in accordance with the terms of this Agreement and Seller refuses to perform Seller's obligations hereunder, Buyer, at its option, and as Buyer's sole and exclusive remedy, shall have the right to compel specific performance by Seller hereunder in which event any Deposit made hereunder shall be credited against the Purchase Price.

         12.03 Buyer's Default. The parties acknowledge that in the event of Buyer's failure to fulfill its obligations hereunder it is impossible to compute exactly the damages which would accrue to the Seller in such event. The parties have taken these facts into account in setting the amount of the Deposit, required pursuant to Section 2.04, for Two Hundred Forty-Six Thousand Dollars ($246,000.00) and hereby agree that: (i) such amount together with the interest earned thereon is the pre-estimate of such damages which would accrue to Seller;
(ii) such amount represents damages and not any penalty against Buyer; and (iii) if this Agreement shall be terminated by Seller by reason of Buyer's failure to fulfill Buyer's obligations hereunder, the Deposit together with the interest thereon shall be Seller's full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity.


                                   SECTION 13
                                   ----------

                          BROKERAGE AND FINANCING FEES
                          ----------------------------

         13.01 Brokerage Fees. Buyer represents and warrants that Buyer has not dealt with any broker in connection with this purchase and sale and that Buyer does not know of any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. Seller represents and warrants that Marcus & Millichap, Inc. ("Broker") is the only broker with whom Seller has dealt in connection with this purchase and sale and Seller does not know of any other broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. The commission of the Broker shall be paid by the Seller pursuant to a separate agreement, but Seller shall be obligated to pay such commission only if, as and when the Deed is recorded. In any event, Buyer shall have no obligation to pay a brokerage commission to Broker or any other broker. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys', fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

                                   SECTION 14
                                   ----------
                                     NOTICES
                                     -------
         14.01 Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by Federal Express or other comparable overnight delivery courier, addressed as set forth at the beginning of this Agreement or by telecopier to the telecopier number as set forth at the beginning of this Agreement. Notices shall be deemed effective, when so delivered. Copies of all such notices to Buyer shall be sent to John R. Fallon, Jr., Esquire, Hunton & Williams, 43rd Floor, Met Life Building, 200 Park Avenue, New York, New York

10166, Telecopier No. 212-309-1100 and copies of all such notices to Seller shall be sent to Joel H. Sirkin, Esquire, Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Telecopier No. 617-526-5000.


                                   SECTION 15
                                   ----------

                             LIMITATIONS ON SURVIVAL
                             -----------------------

         15.01 Representations and Warranties. Except as otherwise expressly provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing. The representations, warranties, covenants and other obligations of Seller set forth in Section 5 shall survive until one (1) year after the Closing.

         15.02 Merger. Except as provided in Section 15.01 and except for such other obligations of Seller which are expressly provided herein to survive the Closing, the delivery of the Deed by Seller, and the acceptance and recording thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of the Deed, except as provided in Section
15.01 and except for such other obligations of Seller which are expressly provided herein to survive the Closing.

                                   SECTION 16
                                   ----------
                                   CONDITIONS
                                   ----------

         16.01 Inspection Condition.

                  (a) It shall be a condition of this Agreement that on or before December 1, 1995 (the "Inspection Period"), Buyer shall have approved in its sole discretion, (i) the matters set forth in Section 4; (ii) all zoning, building code and other governmental laws, ordinances, rules, regulations, rulings and decision applicable to the Property; (iii) an appraisal of the Property; (iv) an engineering and physical inspection of the Property; (v) an environmental/hazardious substance inspection; (vi) a termite inspection; and
(vii) an inspection of the financial books and records relating to all income and expenses of the Property. In the conduct of its inspection of the Property, Buyer shall not unreasonably interfere with the operation of the Property or the occupancy of the tenants. To the extent any of the inspections disrupt the condition of the Property, Buyer shall restore the Property to its prior condition thereafter and Buyer shall indemnify Seller against any loss or damage to person or property arising from the conduct of Buyer's inspection of the Property. The foregoing provisions of this Agreement shall survive the Closing or any termination of this Agreement.

                  (b) Exemption Condition. It shall be a condition of this Agreement that on or before the Closing, the State of California Department of Social Services (the "Department") shall have issued to Buyer or its designee (the "Buyer Operator") a license (the "License") which permits a change of ownership of the Property and allows the Buyer Operator to operate the Property as a Residential-Elderly Facility. Within twenty-one (21) days after the execution of this Agreement, Buyer shall submit an application to the Department for the License and Buyer shall use diligent efforts thereafter to pursue the approval of the License. Seller agrees to cooperate with Buyer in connection with submission of the application and during the approval process.

                  (c) Board of Directors and Lender Approvals. It shall be a condition of this Agreement that on or before December 1, 1995, the Board of Directors of Integrated Health Services, Inc. ("IHS") and, if applicable, the lenders of IHS, shall approve this Agreement and the transaction completed hereunder.

                  (d) As of the Closing, Seller shall have performed all of Seller's covenants, agreements and obligations under this Agreement and all of Seller's representations and warranties set forth in Section 5 of this Agreement shall be true and correct in all material respects as of the Closing Date.

         16.02 Consequences of Failure of Inspection Condition.
               -----------------------------------------------

                  (a) In the event that Buyer deems any inspection matter relating to the Property, pursuant to Section 16.01(a) hereinabove, unacceptable to Buyer, in Buyer's sole discretion, Buyer shall be entitled to terminate this Agreement by written notice given to Seller on or before the expiration of the Inspection Period, at which time, the Deposit shall be promptly returned to Buyer, and, thereafter, this Agreement shall be void and without recourse to either party except for provisions which are expressly stated to survive termination of this Agreement. In the event Buyer does not so timely deliver written notice of termination prior to the expiration of the Inspection Period, then the foregoing Inspection Condition set forth in Section 16.01(a) shall automatically be deemed waived by Buyer and satisfied in full.

                  (b) In the event that Buyer is unable to obtain the License pursuant to Section 16.01(b) hereinabove on or before the Closing, Buyer shall be entitled to terminate this Agreement by written notice given to Seller on or before the Closing, at which time, the Deposit shall be promptly returned to Buyer, and, thereafter, this Agreement shall be void and without recourse to either party except for provisions which are expressly stated to survive termination of this Agreement.

                  (c) In the event that Buyer is unable to obtain the approval of the Board of Directors of IHS or, if applicable, the lenders of IHS, pursuant to Section 16.01(c) on or before the Closing, Buyer shall be entitled to terminate this Agreement by written notice given to Seller on or before December 1, 1995, at which time the Deposit shall be promptly returned to Buyer, and, thereafter this Agreement shall be void and without recourse to either party except for provisions which are expressly stated to survive termination of this Agreement.

                  (d) In the event that the conditions set forth in Section 16.01(d) hereinabove have not been satisfied as of Closing, Buyer shall be entitled to terminate this Agreement by written notice given to Seller on or before the Closing, at which time the Deposit shall be promptly returned to Buyer, and, thereafter, this Agreement shall be void and without recourse to either party except for provisions which are expressly stated to survive the termination of this Agreement.


                                   SECTION 17
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         17.01 Assignment. Upon prior notice to Seller, Buyer shall be entitled to assign this Agreement and its rights hereunder to a corporation, general partnership, limited partnership or other lawful entity entitled to do business in the state in which the Property is located ("Assignee"). In the event of such an assignment of this Agreement to Assignee (a) Buyer shall notify Seller promptly (b) Buyer shall be jointly and severally liable with Assignee as to any and all liability under this Agreement from and after such assignment, (c) Assignee shall assume all obligations of Buyer under this Agreement and (d) from and after any such assignment the term "Buyer" shall be deemed to mean the Assignee under any such assignment.

         17.02 Limitation of Seller's Liability. No shareholders of Seller, nor any of its respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, provided that notwithstanding the foregoing, Liberty Real Estate Corporation, the managing general partner of Seller, shall have full liability for the obligations and indemnities of Seller under this Agreement, and, except with respect to Liberty Real Estate Corporation, Buyer hereby waives for itself and anyone who may claim by, through or under Buyer any and all rights to sue or recover on account of any such alleged personal liability.

         17.03 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         17.04 Governinq Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of California.

         17.05 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         17.06 Bind and Inure. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         17.07 Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer. The delivery by Buyer to Seller of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to Buyer of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by Buyer by written notice given at any time prior to such acceptance and satisfaction.

         17.08 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

         17.09 Further Assurances and Cooperation. Subsequent to the Closing, Buyer and Seller agree to take such actions and execute and deliver such instruments of transfer, conveyance, assignment or release as the other party may reasonably request in order to carry out the terms of this Agreement and the instruments contemplated hereunder; provided however that neither party shall be obligated to incur any additional cost liability or expense in connection therewith.

         17.10 Attachments. If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail. Schedules A, B, C and D, attached are hereby incorporated as integral parts of this Agreement.

         17.11 Indemnification. Seller and Liberty Real Estate Corporation, its managing general partner, shall indemnify and hold harmless Buyer, and its respective officers, directors, shareholders, employees, agents, and assigns (collectively, the "Buyer Indemnified Parties"), from any and all liabilities, obligations, losses, demands, judgments, actions, suits, causes of action, claims, proceedings, investigations, citations, matters, damages, penalties, sanctions, costs, expenses, and disbursements (including, without limitation reasonable attorneys' and consultants' fees and expenses), whether or not subject to litigation, (hereinafter collectively referred to as the "Claims") of any kind or character imposed upon, arising out of, in connection with, incurred or in any way attributed or relating to the breach or failure of any representation, warranty or covenant that is contained in this Agreement.

         Seller further covenants and agrees to defend the Buyer Indemnified Parties on account of said Claims and to pay any judgment against the Buyer Indemnified Parties, or any other amount as indicated in this Section 17.11, along with all reasonable costs and expenses relative to any such Claims, including attorneys' fees and expenses; provided, however, that the Buyer Indemnified Parties shall, nevertheless, have the right, if they so elect, to participate (with counsel of their choosing, which counsel must be approved by Seller, which approval may not be unreasonably withheld) in the defense of any such Claim in which they may be a party without relieving Seller of the obligation to defend the same. To the extent applicable, the Buyer Indemnified Parties covenant not to settle or compromise any

Claim under this section without the written consent of Seller, which consent may not be unreasonably withheld or delayed under the circumstances. Failure to comply with the preceding covenant shall be deemed a complete waiver of any rights that the Buyer Indemnified Parties have or may have under this Section 17.11.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


                                        SELLER:

                                        CARRINGTON POINTE LIMITED
                                        PARTNERSHIP

                                        By: Liberty Retirement Housing
                                            Limited Partnership, General Partner

WITNESS:                                    By: Liberty Real Estate
                                                Corporation, Managing
                                                General Partner


/s/Karen Harrington                         By: /s/Robert G. Noonan
- -------------------                             --------------------------
                                                Robert G. Noonan
                                                Senior Vice President


                                        BUYER:

WITNESS:                                INTEGRATED MANAGEMENT-CARRINGTON,
                                        POINTE, INC.


/s/Daniel J. Booth                      By:  /s/David N. Chichester
- ---------------------                        -----------------------------------
                                              David N. Chichester
                                              Senior Vice President


                                     RECEIPT
                                     -------

         The Purchase and Sale Agreement, together with Buyer's Deposit has been received by the Escrow Agent on this the 11th day of October, 1995, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.


                                        ESCROW AGENT

                                        LAWYERS TITLE INSURANCE  CORPORATION


                                        By: /s/Robert G. Lamb
                                            --------------------------------
                                            Its: Vice President

                                     JOINDER


        Liberty Real Estate Corporation joins in the execution of this Purchase and Sale Agreement and covenants and agrees to be bound by the terms and provisions of Sections 17.02 and 17.11 hereof.


                                        Liberty Real Estate Corporation




                                        By:  /s/Robert G. Noonan
                                             ------------------------------
                                             Robert G. Noonan
                                             Senior Vice President

                               List of Schedules


Schedule A - Description of Land
Schedule B - Personal Property
Schedule C - Rent Roll
Schedule D - Services Contracts